ORACLE Credit Corporation                       Payment Schedule
Page 1 of 1                                     (Oracle Product) No.   1


____________________________________________    _____________________________

Customer: Wordcruncher Internet                 Executed by Customer
          Technologies Inc.                     (Authorized signature):
                                                By: /s/ Kenneth W. Bell
                                                   --------------------------
Address: 405 East 12450 South, Suite B          Name: Kenneth W. Bell
         Draper, Utah 84020                     Title: Senior VP and CFO

Contact: ________________________________       Executed by Oracle Credit
                                                Corporation
Phone:(801) 816-9904                            By:___________________________

Order:       dated                              Name: ________________________

Agreement:   dated                              Title: _______________________

PPA No.:     dated                              Payment Schedule Effective
                                                Date: ________________________



______________________________________________________________________________

System                                          Payment Schedule:
------                                          ----------------

                                                Payment Amount  Due Date:

Software:    $136,612.00                        1@ $76,954      Due at signing
Support:     $120,000.00 one year               4@ $49,069      Due 01-Feb 00
                                                                01- May -00,
                                                                01- Aug-00 and
                                                                01-Nov-00
Education:   ________________________________

Consulting:  ________________________________

Other: ______________________________________   Five (5) payments due as set
                                                forth above.
System Price: $256,512.00
______________________________________________________________________________



______________________________________________________________________________
Optional (if this box is checked).
[X] The Customer has ordered the System from an alliance member/agent of Oracle Corporation whose name and address are specified below. Customer shall provide OCC with a copy of such Order. The System shall be directly licensed or provided by the Supplier specified in the applicable Order and Agreement, each of which shall be considered a separate contract. Customer has entered into the Order and Agreement based upon its own judgement, and expressly disclaims any reliance upon statements made by OCC about the System, if any Customer's rights with respect to the System are as set forth is the applicable Order and Agreement and Customer shall have no right to make any claims under such Order and Agreement against OCC or its Assignee. Neither Supplier nor any alliance member/agent is authorized to waive or alter any form or condition of this Contract.If within ten days of the Payment Schedule Effective Date, OCC is provided with Customer invoices for the System specifying applicable Taxes, than OCC may add the applicable Taxes in accordance with this Contract.

Alliance Member/Agent:  Integrated Business Solutions

Address:  505 East 200 South, Suite 401, Salt Lake City,UT 84102

Contact:  Debroah Hoffler       Phone:          (801) 328-4567
______________________________________________________________________________

This Payment Schedule is entered into by Customer and Oracle Credit Corporation ("OCC") for the acquisition of the System from Oracle Corporation, an alliance member/agent of Oracle Corporation or any other party providing any portion of the System ("Supplier"). This Payment Schedule incorporates by reference the terms and conditions of the above-referenced Payment Plan Agreement ("PPA") to create a separate Contract ("Contract").

A. PAYMENTS: This Contract shall replace Customer's payment obligation under the Order and Agreement to Supplier, to the extent of the System Price listed above, upon Customer's delivery of a fully executed Order Agreement, PPA, Payment Schedule, and any other documentation required by OCC, and execution of the Contract by OCC. Customer agrees that OCC may add the applicable Taxes due on the System Price to each Payment Amount based on the applicable tax rate invoiced by Supplier at shipment. OCC may adjust subsequent Payment Amounts to reflect any change or correction in Taxes due. If the System Price includes support fees for a support period that begins after the first support period, such future support fees and the then relevant Taxes will be paid to Supplier as invoiced in the applicable support period from the Payment Amounts received in that period. The balance of each Payment Amount, unless otherwise stated, includes a proportional amount of the remaining components of the System Price excluding such future support fees, if any.

B. SYSTEM: Software shall be accepted, and the services shall be deemed ordered pursuant to the terms of the Agreement. Customer agrees that any software acquired from Supplier to replace any part of the System shall be subject to the terms of the Contract. Any claims related to the performance of any component of the System shall be made pursuant to the Order and Agreement. Neither OCC nor Assignee shall be responsible to Customer for any claim or liability pertaining to any performance, actions, warranties or statements of Supplier.

C. ADMINISTRATIVE: Customer agrees that OCC or its Assignee may treat executed faxes or photocopies delivered to OCC as original documents; however, Customer agrees to deliver original signed documents if requested. Customer agrees that OCC may insert the appropriate administrative information to complete this form. OCC will provide a copy of the final Contract upon request.